UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street Suite 3110
Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2016, Juniper Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Alicia Secor, pursuant to which Ms. Secor will serve as the Company’s new President and Chief Executive Officer. Ms. Secor will succeed Frank C. Condella, Jr., who is resigning from the position of President and Chief Executive Officer, effective August 1, 2016, in connection with his upcoming retirement.

Ms. Secor, age 53, previously served as the Chief Commercial Officer of Zafgen Inc., a biopharmaceutical company, since January 2014. From August 2013 to October 2013, she served as Senior Vice President and Chief Operating Officer of Synageva BioPharma Corp., a biotechnology company. Previously, from November 1998 to July 2013, Ms. Secor spent 15 years at Genzyme Corporation, a Sanofi Company, where she held various leadership positions, most recently as Vice President and General Manager of Metabolic Diseases, a global business with five marketed products, including two products for orphan diseases. Prior to this role, she was Vice President and General Manager of Biosurgical Specialties, a surgical device business focused on adhesion prevention and other novel applications for biomaterials. Prior to Genzyme, Ms. Secor held positions at Alkermes, Inc. in business development, at Centocor, Inc. (a Johnson & Johnson Company) in clinical and commercial operations, and began her career at Pfizer Inc. as a hospital-based sales representative. She received her M.B.A. from Northeastern University, and her B.S. in Healthcare Administration from the University of New Hampshire.

Ms. Secor will be appointed to the Company’s board of directors, expanding it to eight directors, effective August 1, 2016. As previously announced, Mr. Condella will remain on the board of directors, as a non-executive director.

Pursuant to the terms of the Employment Agreement, Ms. Secor’s annual base salary will be $410,000. She will also be eligible to receive a target annual bonus equal to 60% of her base salary, as then in effect, as determined by the board of directors, beginning with a pro rata annual bonus for calendar year 2016. The Company will also pay Ms. Secor a sign on bonus of $60,000 following the commencement of her employment with the Company. Ms. Secor will also be entitled to participate in the Company’s stock option plan, as in effect from time to time, and will receive an initial option award (the “Option Award”), effective July 20, 2016 (the “Date of Grant”), to purchase 225,000 shares of the Company’s common stock, which option will have an exercise price equal to the closing price on the Date of Grant, have a life of seven years and vest at the rate of one-quarter per year on each of the first four anniversaries of the Date of Grant. The Option Award is intended to qualify as an employment inducement grant under NASDAQ Listing Rule 5635(c)(4). Ms. Secor will also be entitled to participate in the Company’s performance share program, when approved, and will receive an initial grant of 50,000 performance-based restricted stock units. She will also be eligible to participate in all employee benefit programs generally available to other executive level employees of the Company.

The Company also entered into a Transition and Consulting Agreement with Mr. Condella on July 19, 2016 (the “Consulting Agreement”), pursuant to which, following his resignation from the positions of President and Chief Executive Officer, effective August 1, 2016, Mr. Condella will remain an employee of the Company until August 15, 2016 (the “Employment Termination Date”), and will immediately thereafter become a consultant to the Company. He will provide consulting and advisory services to the Company for five days each month, as may be reasonably requested by the Company’s Chief Executive Officer or the Board, through Condella & Co., LLC, through the earlier of (i) February 28, 2017, (ii) the Company’s termination of the Consulting Period or (iii) Mr. Condella’s death or Disability (as defined in the Consulting Agreement) (such applicable period, the “Consulting Period”)

Pursuant to the terms of the Consulting Agreement, Mr. Condella will continue to receive his current base salary and continue to be eligible to receive the employee benefits he currently receives through the Employment Termination Date. Mr. Condella will also be eligible to receive a pro rata bonus payment under the terms of the Company’s 2016 executive bonus plan, which pro rata bonus payment, if any, will be calculated for the period from January 1, 2016 to July 31, 2016 (based on Mr. Condella’s current base salary).

Under the terms of the Consulting Agreement, Mr. Condella will be paid a monthly retainer of $15,000 on the first day of each month during the Consulting Period and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with his performance of consulting services in accordance with the Company’s expense reimbursement policies.

In the event of Mr. Condella’s material breach of the Consulting Agreement, the Company may terminate the Consulting Period if Mr. Condella has not cured such breach within 15 days after the Company provides written notice to him of such breach, and upon such termination, the Company will have no further obligations under the Consulting Agreement.

Mr. Condella will continue to serve as a director on the Board, subject to his reelection at the 2016 annual meeting of stockholders.

The foregoing are only brief descriptions of the material terms of the Employment Agreement, the Option Award and the Consulting Agreement, and do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and are qualified in their entirety by reference to the full text of the Employment Agreement, the form of Option Award and Consulting Agreement, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2016, the Company issued a press release entitled “Juniper Pharmaceuticals Appoints Alicia Secor President and Chief Executive Officer,” announcing that Ms. Secor will be joining the Company as its new President and Chief Executive Officer to succeed Frank C. Condella, Jr., who is resigning. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 19, 2016 (and effective as of August 1, 2016), by and between Juniper Pharmaceuticals, Inc. and Alicia Secor

10.2	Form of Inducement Option Award Agreement

10.3	Transition and Consulting Agreement, dated July 19, 2016, by and between Juniper Pharmaceuticals, Inc. and Frank C. Condella, Jr.

99.1	Press Release dated July 20, 2016, entitled “Juniper Pharmaceuticals Appoints Alicia Secor President and Chief Executive Officer”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name: George O. Elston
Title: Chief Financial Officer

Date: July 20, 2016

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated July 19, 2016 (and effective as of August 1, 2016), by and between Juniper Pharmaceuticals, Inc. and Alicia Secor

10.2	Form of Inducement Option Award Agreement

10.3	Transition and Consulting Agreement, dated July 19, 2016, by and between Juniper Pharmaceuticals, Inc. and Frank C. Condella, Jr.

99.1	Press Release dated July 20, 2016, entitled “Juniper Pharmaceuticals Appoints Alicia Secor President and Chief Executive Officer”